QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2002

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 5. Other Events.

        In connection with CIBER's acquisition of Decision Consultants, Inc. ("DCI") effective on April 30, 2002, CIBER granted DCI's majority shareholder an option that under certain circumstances, he may require CIBER to repurchase up to 805,000 shares of CIBER common stock at $7.245 per share during a five-day "Exercise Period" in November 2002. On November 22, 2002 CIBER entered into an amended agreement with DCI to extend the Exercise Period from November 2002 to the five-day period beginning on May 6, 2003 and ending on May 11, 2003.

        As part of CIBER's acquisition of DCI, John A. Krasula, DCI's Chief Executive Officer and principal shareholder, joined CIBER as an Executive Vice President. On November 22, 2002, in conjunction with the extension of the put agreement, CIBER and Mr. Krasula reached an agreement for separation and termination of his employment with CIBER, to allow Mr. Krasula to pursue other business interests.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: November 22, 2002	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

QuickLinks

CIBER, Inc. Information to be included in the Report
  Item 5. Other Events.
SIGNATURE